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                                                                 Exhibit: 10.23T

                                 LEASE AGREEMENT

                                     between

                             NOREAST MANAGEMENT LLC

                                       and

                              TMC/SOUNDPRINTS, INC.

NORWALK, CONNECTICUT                                              June 19, 1996
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                                 LEASE AGREEMENT

This Lease Agreement is entered into this th day of March, 1996 by and between Noreast Management LLC with an office at 353 Main Avenue, Norwalk, Connecticut 06851-1552 (hereinafter referred to as "Lessor") and TMC/Soundprints Inc., a division of Trudy Corporation, with an office at 165 Water Street, South Norwalk, Connecticut 06854 (hereinafter referred to as "Lessee").

1.       Description of the Premises

         Lessor leases to Lessee the entire building, approximately 26,000 square feet, located at 353 Main Avenue, Norwalk, Connecticut 06851 (the "building") together with the entire parking lot consisting of approximately 65 parking spaces (such building, parking lot, and the remainder of the land upon which the building sits, hereinafter referred to as the "premises").

2.       Representations and Warranties

         The Lessor represents and warrants that it is a duly constituted and validly existing limited liability corporation organized under the laws of Connecticut and has power to enter into and perform this Lease Agreement. This Agreement constitutes a valid and legally binding obligation of the Lessor, enforceable according to its terms. Neither the execution and delivery of this Lease Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment by the Lessor of or compliance by the Lessor with the terms and conditions hereof is prevented or limited by or conflicts with or results in a breach of any provision contained in the partnership agreement which creates and establishes the Lessor.

         The Lessee represent and warrants that it is a duly constituted and validly existing corporation, organized under the laws of the State of Delaware and has power to enter into and perform this Lease Agreement. This Agreement constitutes a valid and legally binding obligation to the Lessee, enforceable according to its terms. Neither the execution and delivery of this Lease Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment by the Lessee of or compliance by the Lessee with the terms and conditions hereof is prevented or limited by or conflicts with or results in a breach of the Certificate of Incorporation and By-laws of the Lessee.

3.       Compliance with Laws

         (a) Lessee shall, at Lessee's sole cost and expense, promptly comply with all present and future laws, orders, and regulations of all state, federal, municipal and local governments, departments, commissions, and boards and any direction of any public officer pursuant to law with respect to the building and premises if arising out of Lessee's use or manner of use of the premises or the building. Without limiting the foregoing, Lessee agrees that (i) it has not prior to the execution of this lease conducted or permitted, and will not at any time during the term of this lease conduct or permit, any operations or activity on the premises which results in the discharge of hazardous waste (as defined in any applicable Federal or Connecticut statute or

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         regulation) on the premises or the pollution (as defined in any applicable Federal or Connecticut statute or regulation) of surface water, ground water or soil on the premises, (ii) it has not prior to the execution of this lease conducted or permitted, and will not at any time during the term of this Lease conduct or permit, any operations or activity on the premises which result in the premises constituting an "establishment" as defined in the Connecticut Transfer Act, (iii) it has not prior to the execution of this lease permitted and will not will not at any time during the term of this Lease permit, the presence or installation of asbestos containing materials on the premises, and
         (iv), should any of the foregoing covenants be breached, it will remediate the contamination in satisfaction of all applicable Federal and Connecticut statutes and regulations. Lessee shall not do or permit any renovations or alterations to the premises or any act or thing to be done in or to the premises which is contrary to law, including all applicable laws, regulations and codes of the City of Norwalk and any other governmental entity with jurisdiction over the premises, relating to building, renovating or altering the premises and to public health and safety, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by Lessee for the benefit of the Lessor. Lessee represents and warrants that all renovations and alterations made heretofore to the premises have been, and that all renovations and alterations made hereunder will be, in compliance with all such applicable laws, regulations and codes. Lessee shall not bring or permit to be brought or kept in or on the premises, any inflammable, combustible, or explosive fluid, material, chemical, or substance, with the exception of routine chemicals used in office cleaning and machinery maintenance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate from the premises. Lessee agrees to indemnify and hold Lessor harmless against, and to pay all costs, expenses, fines, penalties, or damages, which may be imposed upon the Lessor or which the Lessor may suffer by reason of Lessee's breach of any provision of this Article 3.

         (b) Lessee shall perform and observe the terms and conditions to be performed on the part of the Lessee under the provisions of this Lease Agreement. Payment of rent shall be in accordance with Paragraph 10 of this Lease. Lessee shall not commit or permit to be committed on the premises by Lessee or any other person any act or omission which shall violate any material term or condition of the Lease.

4.       Subordination

         This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements, and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying Lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may request.

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5.       Eminent Domain

         If the whole or any part of the demised premises shall be acquired by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Lessee shall have no claim for the value of any unexpired term of said Lease.

6.        Destruction

         (a) If the leased premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give immediate notice thereof to Lessor and this Lease shall continue in full force and effect except as hereinafter set forth.

         (b) If the leased premises are partially or totally damaged or rendered partially or totally unusable by fire or other casualty, Lessee shall give immediate notice thereof to Lessor and this Lease shall continue in full force and effect, and the damage thereto shall be repaired, or the premises shall be fully restored and rebuilt, by and at the expense of the Lessee.

         (c) Nothing contained above shall relieve Lessee from liability that may exist as a result of damage from fire or other casualty.

7.       Assignment

         Lessee, for itself, its heirs, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage, or encumber this agreement, nor sublet, or suffer or permit the leased premises or any part thereof to be used by others, without prior written consent of Lessor in each instance; which consent will not be unreasonably withheld. If this Lease be assigned, or if the leased premises or any part thereof be sublet or occupied by anybody other than the Lessee, Lessor may, after default by Lessee, collect rent from the assignee, sub-tenant, or occupant as tenant. In no event, however, shall Lessee be relieved of its obligation to pay the full amount of rent due under this Lease. The consent by Lessor to an assignment or subletting shall not in any wise be construed to relieve Lessee from obtaining the express written consent of Lessor to any further assignment or subletting.

8.       Examination of Premises and Repairs

         (a) Neither Lessor nor Lessor's agents have made any representations or promises with respect to the building, the land upon which it is erected or the leased premises, the rents, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Lessee by implication or otherwise except as expressly set forth in the provisions of this Lease. The Lessee has inspected the building and the leased premises and is thoroughly acquainted with their condition, and agrees to take the Premises in "as is" condition after certain repairs and improvements are effected at the expense of the Lessor. Lessee further acknowledges that the taking of possession of the leased premises by Lessee shall be conclusive evidence that the said

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         premises and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken.

         (b) Lessee, unless herein specified to the contrary, shall maintain all portions of the building, both exterior and interior. Throughout the term of this Lease, Lessee shall take good care of the leased premises and the fixtures and appurtenances therein, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition. Lessee shall also, at its sole cost and expense, make all structural building repairs related to Lessee's occupancy. All such repairs shall be made in accordance with all applicable laws, regulations and codes of the City of Norwalk and any other governmental entity with jurisdiction over the premises. If the leased premises be or become infested with vermin, Lessee shall at Lessee's expense, cause the same to be exterminated from time to time to the satisfaction of the Lessor. Except as specifically provided elsewhere in the Lease Agreement, there shall be no allowance to the Lessee for the diminution of rental value and no liability on the part of the Lessor by reason of inconvenience, annoyance or injury to business arising from Lessor, Lessee or others making or failing to make any repairs, alterations, additions, or improvements in or to any portion of the building, or in or to the leased premises or the fixtures, appurtenances or equipment thereof. The provisions of this Paragraph 8 (b) with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with elsewhere.

9.       Term

         The Premises are leased for an eight (8) year term commencing on July 1, 1996 and ending June 30, 2004 unless sooner terminated as hereinafter provided.

10.      Rent

         (a) In consideration of the premises, the Lessee agrees to pay to the Lessor as rent for the premises $110,000.00 per annum (equivalent to $4.15 per square foot per annum). All rent shall due and payable in advance in equal monthly installments of $9,166.67, on the 1st day of each and every calendar month during said term at 353 Main Avenue, Norwalk, CT 06851-1552, or at such other place, as the Lessor may designate. Monthly rental for any partial month shall be prorated at the rate of 1/30th of monthly rental per day.

         (b) The Lessee shall be responsible for cleaning and daily maintenance of the leased premises and surrounding property including payment for trash removal, pallet disposal, graffiti removal, snow plowing and removal, sanding of ice on the parking lot and sidewalks, cutting of grass, and maintenance of planting beds, shrubs and trees.

         (c) The Lessee shall pay local property taxes due and owing on the property as of the date of this lease. Further, the Lessee shall be responsible for all real property taxes. Lessee shall pay promptly such sum upon written notification from Lessor.

         (d) Lessee shall pay all utility bills, and fire and security alarm service bills.

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         (e) The lessee shall be responsible for day to day maintenance on the building, including repairs to the facility, the heating and cooling system, window repair, plumbing, and the like. The lessor shall be responsible for repair of the roof.

11.      Use

         Lessee shall use and occupy the premises only for office use, storage, light assembly and other uses normally connected therewith and for other purposes that will not impair the appearance, character, or reputation of the building and premises.

12.      Alterations. Additions and Improvements

         Lessee shall not make any alterations, additions, or improvements on or to the premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. Any work, performed by Lessee shall be at Lessee's expense, and Lessee shall use contractors or mechanics first approved by Lessor, which approval shall not be unreasonably withheld. All fixtures and all paneling, partitions, railing and like installations, installed in the premises at any time by Lessee shall, upon installation, become the property of Lessor and shall remain upon and be surrendered with the leased premises unless Lessor, by notice to Lessee no later than twenty days prior to the date fixed as the termination of the Lease, elects to relinquish Lessor's rights thereto and to have them removed by Lessee, in which event, the same shall be removed from the premises by Lessee on or before the expiration of the Lease, at Lessee's expense. Nothing contained in this provision shall prevent Lessee from removing all office furniture or machines, equipment, and trade fixtures customarily used in the business of the Lessee. Notwithstanding the foregoing, at the expiration of the term of this Lease, any alterations, additions or improvements shall be removed at Lessee's expense, if so requested by Lessor, and Lessee shall repair and restore any damage to the leased premises or the building due to such removal. Lessee agrees that all work performed under this Article 12 shall be in compliance with all applicable laws, including all applicable laws, regulations, and codes of the City of Norwalk and any other governmental entity with jurisdiction over the premises.

13.      Access to Premises

         (a) Lessor or Lessor's agents shall have the right (but shall not be obligated) to enter the leased premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Lessor may deem necessary and reasonably desirable to any portion of the building or which Lessor may elect to perform, in the premises, following Lessee's failure to make repairs or perform any work which Lessee is obligated to perform under this Lease, or for the purpose of complying with laws, regulations, and other directions of governmental authorities. Lessee shall promptly reimburse Lessor for Lessor's costs and expenses, including the value of the time spent by Lessor's employees, in making such repairs, replacements and improvements.

         (b) Throughout the term hereof, Lessor shall have the right to enter the leased premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same

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         to prospective tenants and may, during said six (6) month period, place upon the premises the usual notice "to let" and "for sale" which notices Lessee shall permit to remain without molestation.

14.      Brokerage

         Lessee represents that in the negotiation of this Lease, it has dealt with no brokers.

         Lessor represents that in the negotiation of this Lease, it has dealt with no brokers.

15.      Indemnification and Insurance

         Lessor or its agents shall not be liable for any injury to persons or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, ice, or snow or leaks from any part of the building of which the leased premises are a part or from pipes, appliances or plumbing works or from the roof, street, or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature unless through the gross negligence of Lessor, its agents, servants, or employees. Lessee shall, during the entire term hereof, keep in full force and effect with a reputable insurance company a policy of general public liability and property damage insurance in standard form in favor of Lessor and Lessee against claims for bodily injury or death or property damage occurring in or upon the leased premises, effective from the date Lessee enters into possession of the leased premises. Such insurance shall be in the amount of not less than $5,000,000 combined single limit coverage for bodily injury and property damage issued by carriers acceptable to the Lessor. Certificate(s) evidencing such insurance coverage listing Noreast Management LLC as Additional Insured, respects being building owner and landlord, shall be delivered to Lessor not later than the commencement of the term of this Lease and annually thereafter and shall contain a clause that the insurer will not cancel or materially change the insurance without first giving the Lessor thirty days prior written notice.

         Lessee shall, during the entire term hereof, keep in full force and effect with a reputable insurance company, (i) a fire and all other perils insurance policy in standard form, providing replacement cost coverage of the building (which coverage shall be no less than $2,700,000) and in an amount sufficient to avoid penalty under any co-insurance clause, and (ii) a loss of rent insurance policy, in standard form, providing for coverage of not less than $500,000 per annum. Noreast Management LLC shall be named as Additional Insured, respects being building owner and landlord, in both policies described at (i) and (ii), above. Certificate(s) of insurance evidencing such coverage shall be delivered to Lessor not later than the commencement of the term of this Lease and annually thereafter and shall contain a clause that the insurer will not cancel or materially change the insurance without first giving the Lessor thirty days prior written notice.

         Lessee shall indemnify and save harmless Lessor, its partners and agents against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys' fees, paid, suffered, or incurred by Lessor, its partners and agents, as a result of (i) any breach by Lessee, Lessee's agents, contractors, employees, invitees, or licensees, of any

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         covenant, condition, representation or warranty contained in this
         Lease, or (ii) the negligence of the Lessee, Lessee's agents, contractors, employees, invitees, or licensees, or (iii) any injury to persons or damage to property resulting from any of the causes set forth in the first sentence of the first paragraph of this Article 17. In case any action is brought against Lessor, its partners or agents, by reason of any such claim, Lessee, upon written notice from Lessor, will at Lessee's expense, resist or defend such action or proceeding by Counsel of Lessee's choosing and Lessor's consent shall not be unreasonably withheld. Lessee shall conduct the defense of such action or proceeding, including settlement thereof, in good faith and in a manner protective of Lessor's interest. No settlement of any such action or proceeding may be made without Lessor's consent, which shall not unreasonably be withheld.

16.      Notices

         In every instance where it shall be necessary or desirable for the Lessor to serve any notice or demand upon Lessee, such notice or demand shall be deemed sufficiently given or made if in writing and mailed to Lessee by registered or certified United States mail, postage prepaid, or overnight nationally recognized carrier addressed to Lessee at the Premises. Any notice by Lessee to Lessor must be sent by registered or certified United States mail, postage prepaid, or overnight nationally recognized carrier. Each party may by written notice designate an alternative address for service of notice. All notices shall be sent to the addresses below:

         If to Lessee:    TMC/Soundprints Inc.
                          353 Main Avenue
                          Norwalk, CT 06851-1552

         If to Lessor:    Noreast Management LLC
                          35") Main Avenue
                          Norwalk, CT 06851-1551

17.      Default

         (a) If the Lessee shall fail to pay the monthly rental charge when due and such default shall not have been fully cured within fifteen (15) business days of such due date, or if Lessee defaults in the prompt and full performance of any other material provision of this Lease and said default is not corrected within thirty (30) days after written notice from Lessor to Lessee of said default, then and in any such event the Lessor may, upon five (5) days written notice, terminate this Lease and Lessee's right to possession thereunder, and Lessor may re-enter the premises. In such event, this Lease shall end and expire as fully and completely as if the expiration of such five (5) day period were the date herein definitely fixed for the end and expiration of this Lease and the term thereof and Lessee shall remain liable as hereinafter

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         provided.

         (b) If Lessee becomes insolvent, or if there shall be filed by or against Lessee in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, and within thirty (30) days thereof Lessee fails to secure a discharge thereof or if Lessee makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated. In which event neither Lessee nor any person claiming through or under Lessee or by virtue of any statute or of an order of any court shall be entitled to possession of the leased premises and Lessor, in addition to the rights and remedies given herein and by virtue of any other provision elsewhere in this Lease or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or moneys received by it from Lessee or others in behalf of Lessee upon the execution hereof.

         (c) Lessee expressly waives any right of redemption. Notwithstanding any re-entry, the liability of Lessee for the rent shall not be extinguished for the balance of the term thereof.

         (d) In the event of a termination of this Lease, Lessor shall be entitled to recover from the Lessee or Lessee's legal representatives, as liquidated damages, the sum of (a) the rent then due and additional rent payable for the remainder of the term of this Lease, and (b) all reasonable expenses of Lessor incurred in recovering possession of the premises and relating to the same including reasonable costs of repairing and renovating the Premises, rent discounts and concessions for future tenants, and reasonable attorney's and broker's fees, less
         (c) the net amount if any, of the rents collected on account of the subsequent lease or leases of the leased premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Lessor to re-let the Premises or any part or parts thereof shall not release or affect Lessee's liability for damages. In no event shall Lessee be entitled to receive any excess of net rent collected over the sums payable by Lessee to Lessor hereunder. Lessor agrees to use its best efforts to mitigate any damage which may be payable by Lessee pursuant to this subparagraph.

18.      Lessee's Obligations under Lease

         Lessee warrants to Lessor that it has and will comply in all respects in the prompt and full performance of all of Lessee's obligations under the Lease, and shall continue during the term of this Lease to pay to Lessor the rent as required under this Lease.

19.      Successors and Assigns

         The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

         The undersigned Lessee acknowledges that this Lease is made for commercial purposes and waives any right of notice and hearing under
         Section 52-278(a) and 52-278(n) of the Connecticut General Statutes, as now or hereafter amended, or any successor act thereto, and

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         authorizes the attorney for Lessor to issue a writ for prejudgment remedy without court order. The undersigned Lessee acknowledges being engaged primarily in commercial pursuits and that this Lease is made in connection with the undersigned's business activities.

20.      Holding Over

         Any holding over at the expiration of this Lease with the consent of the Lessor shall be on a month-to-month basis, which tenancy may thereafter be terminated as provided by the laws of the State of Connecticut. During any holdover tenancy, Lessee shall pay the same rate of rental on a monthly basis as is in effect at the time of termination of this Lease, unless otherwise agreed upon, and both parties shall be bound by all the terms and conditions of this Lease.

21.      Costs of Litigation

         Subject to Section 24 hereof, if any legal action is instituted to enforce this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs from the other party. If Lessee defaults in the observance or performance of any material term or covenant of this Lease, then, unless otherwise provided for in this Lease, Lessor may immediately or at any time thereafter and without notice perform the obligation of Lessee thereunder and if Lessor, in connection therewith or in connection with any default by Lessee in the covenant to pay rent hereunder, makes any expenditures for legal fees, in instituting, prosecuting, or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed additional rent hereunder and shall be paid by Lessee within five (5) days of rendition of any bill or statement therefor, and if Lessee's lease term shall have expired at the time of such expenditures, such sums shall be recoverable by Lessor as damages.

22.      Termination and Surrender

         Lessee shall surrender the premises on the last day of the term of the Lease. Lessor shall have the right to place and maintain on the premises "For Rent" and "For Sale" signs during the last six (6) months of the term of this Lease. Lessee shall, at the expiration of the Lease, surrender the keys to the premises to Lessor.

23.      Severability

         If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

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24.      Quiet Enjoyment

         Upon due performance by Lessee of its covenants and agreements under this Lease, Lessor covenants the Lessee shall and may at all times peaceably and quietly have, hold, and enjoy the leased premises during the Lease term. Notwithstanding anything in the Agreement to the contrary, if this covenant of quiet enjoyment is breached and Lessee is made a party to any legal proceedings affecting its right of possession or if Lessee is unable to use and enjoy the leased premises due to the action of the Connecticut Development Authority, Chase Bank of Connecticut (the Trustee), or any action constituting bondholder eviction. Lessor shall reimburse Lessee for all reasonable attorneys' fees and other expenses incurred by it in defending its right to this Lease and for all losses, damages, and other expenses arising out of any such breach of this covenant of quiet enjoyment. Notwithstanding anything in this Lease Agreement to the contrary, Lessee may apply all such fees, expenses, losses, and damages to the rent due or to become due.

25.      Headings

         The Article headings are for convenience and reference only and shall not be used to limit or otherwise affect the meaning of any provision of this Lease.

26.      Governing Law

         This Lease shall be construed in accordance with and governed by the laws of the State of Connecticut.

27.      Relationship of Parties

         Lessor and Lessee shall not be considered or deemed to be joint venturers or partners and neither shall have the power to bind or obligate the other except as set forth herein.

28.      Modification

         No changes, additions, or interlineation made to this Lease shall be binding unless initialed by both parties.

29.      Entire Agreement

         This Lease supersedes all agreements previously made between the parties relating to this subject matter, other than the Lease currently effective, between the parties, covering a portion

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         of the premises. With the exception of the currently effective Lease, there are no other understandings or agreements between them.

IN WITNESS WHEREOF, Lessor and Lessee have signed this Lease this __th day of June, 1996.

TMC/SOUNDPRINTS INC.                        NOREAST MANAGEMENT LLC



/s/ Peter P. Ogilvie                        /s/ William W. Burnham
-----------------------------               -----------------------------------
Peter P. Ogilvie                            William W. Burnham
Vice President, Finance                     Member


Date:  6/19/96                              Date:  6/19/96
     ------------------------                    ------------------------------

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